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                                                                     EXHIBIT 5.1



                                  [LETTERHEAD]



January 26, 1996



The Prudential Home Mortgage
  Securities Company, Inc.
5325 Spectrum Drive
Frederick, Maryland 21701



Re:  Mortgage Pass-Through Certificates

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Gentlemen:



    We have acted as your counsel in connection with the Registration Statement (File No. 33-72966) filed with the Securities and Exchange Commission (the "Commission") on December 15, 1993, pursuant to the Securities Act of 1933, as amended, and declared effective on April 5, 1994 and as amended by Post-effective Amendment No. 1 thereto filed with the Commission on May 4, 1994 and declared effective on May 6, 1994, Post-effective Amendment No. 2 thereto filed with the Commission on June 8, 1994 and declared effective on June 10, 1994, Post-effective Amendment No. 3 thereto filed with the Commission on July 28, 1994 and declared effective on July 28, 1994, Post-effective Amendment No. 4 thereto filed with the Commission on August 8, 1995 and declared effective on August 9, 1995, Post-effective Amendment No. 5 thereto filed with the Commission on November 3, 1995 and declared effective on November 16, 1995, and Post-effective Amendment No. 6 thereto to be filed with the Commission on the date hereof (as amended, the "Registration Statement"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") to be sold by The Prudential Home Mortgage Securities Company, Inc. ("PHMSC") in one or more series (each, a "Series") of Certificates. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among PHMSC, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and Securitized Asset Services Corporation, as master servicer (the "Master Servicer"), or The Prudential Home Mortgage Company, Inc., as sole servicer of the Mortgage Loans ("PHMC"). Forms of Pooling and Servicing Agreements are included as Exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.



    We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of PHMSC, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.



    Based on the foregoing, we are of the opinion that:



    1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by PHMSC, a Trustee and the Master Servicer or PHMC, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of PHMSC, enforceable against PHMSC in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of rights of creditors generally and to general principles of equity and the discretion of the court (regardless of whether enforceability is considered in a proceeding in equity or at law); and



    2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by PHMSC, a Trustee and the Master Servicer or PHMC, and the Certificates of

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       such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.



    We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.



                                          Very truly yours,



                                          /s/ Cadwalader, Wickersham & Taft